Exhibit 4.1
EASTMAN KODAK COMPANY,
the GUARANTORS party hereto
and
THE BANK OF NEW YORK MELLON,
as Trustee and Second Lien Collateral Agent
INDENTURE
Dated as of September  , 2009
% Senior Notes Due 2017

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Section 14.07 Second Lien Collateral Agent	100
Section 14.08 Replacement of Second Lien Collateral Agent	100

EXHIBIT A Form of Note
EXHIBIT B Form of Supplemental Indenture
EXHIBIT C Restricted Legend
EXHIBIT D DTC Legend
EXHIBIT E OID Legend
EXHIBIT F Second Lien Legend
EXHIBIT G Rule 144A Certificate

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     INDENTURE, dated as of September     , 2009 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among EASTMAN KODAK COMPANY, a New Jersey corporation (as further defined herein, the “Company”), the Guarantors party hereto and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Second Lien Collateral Agent”).
RECITALS OF THE COMPANY
     The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of $      ,000,000 aggregate principal amount, such amount to be increased upon the payment of PIK Interest (as defined below), of      % Senior Notes due 2017 of the Company (the “Notes”), guaranteed to the extent provided herein and in the Notes by the Guarantors. All things necessary to make the Notes, when duly issued, executed and delivered by the Company and authenticated and delivered by the Trustee hereunder, the valid and legally binding obligation of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors as of the date hereof, in accordance with the terms of the Notes and this Indenture, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions.
     “Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.
     “Additional Assets” means any long-term assets or other assets or inventory that are useful or to be used in a Permitted Business.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
          (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;
          (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out, surplus or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses (including licenses or sublicenses of intellectual property);
          (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;
          (4) a transaction subject to Article 5;
          (5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment and any disposition thereof;
          (6) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;
          (7) dispositions of accounts receivable and related assets by or to a Securitization Subsidiary in connection with a Permitted Receivables Financing;
          (8) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $25,000,000;
          (9) any Event of Loss; provided that the Net Cash Proceeds in respect thereof shall be deemed Net Cash Proceeds of an Asset Sale for purposes of Section 4.09 to the extent that the Net Cash Proceeds of such Event of Loss exceed $25,000,000;
          (10) the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of business;
          (11) the issuance of Equity Interests of Restricted Subsidiaries that are directors’ qualifying shares or local ownership shares;
          (12) the creation of any Lien permitted by this Indenture;

          (13) the settlement, waiver, release or surrender of claims or litigation rights of any kind (including any settlement with respect to claims involving intellectual property rights); and
          (14) any sale of property to the lessor thereof in connection with a Capital Lease.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.15 to act on behalf of the Trustee to authenticate Notes of one or more series.
     “Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments. For purposes of this definition, a principal payment will be deemed to be scheduled on the first date on which holders of such Debt could cause such Debt to be mandatorily redeemed or repurchased.
     “Board of Directors” means:
          (a) with respect to a corporation, the board of the directors of the corporation or a duly authorized committee thereof;
          (b) with respect to a partnership, the board of directors of the general partner or a duly authorized committee of such partnership or general partner serving a similar function; and
          (c) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base Amount” means the average of the sums of (a) 85% of the net book value of the accounts receivable of the Company and its Domestic Restricted Subsidiaries plus (b) 65% of the net book value of the inventory of the Company and its Restricted Subsidiaries that is located in the United States of America plus (c) 25% of the net book value of the real property of the Company and its Restricted Subsidiaries that is located in the United States of America plus (d) 25% of the net book value of the equipment of the Company and its Restricted Subsidiaries that is located in the United States of America as of the last day of each of the four most recently completed fiscal quarters of the Company, in each case calculated on a pro forma basis to give effect to any acquisition or disposition of a Person, division or line of business subsequent thereto and prior to the date of determination.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
          (1) United States dollars, or money in other currencies;
          (2) U.S. Government Obligations, or certificates representing an ownership interest in U.S. Government Obligations, with maturities not exceeding one year from the date of acquisition;
          (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” (or the then equivalent grade) or higher by S&P or “P-2” (or the then equivalent grade) or higher by Moody’s;
          (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
          (5) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P and maturing within 270 days after the date of acquisition;
          (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above and (7) below; and
          (7) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or any of its Subsidiaries conducts business.
     “CFC” means a “controlled foreign corporation” as defined in the Code.
     “Change of Control” means:
          (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless holders of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

          (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or
          (3) the adoption of a plan relating to the liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means, collectively, all assets or property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Agreements as security for the obligations of the Company and the Guarantors under the Notes and the Note Guaranties.
     “Company” means Eastman Kodak Company, a New Jersey corporation, and any successor in interest thereto.
     “Company Request,” “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
          (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of
               (x) the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and
               (y) the Company’s pro rata share of such Person’s net income earned during such period;
          (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
          (3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
          (4) any net after-tax extraordinary gains or extraordinary non-cash losses; and

          (5) any non cash goodwill impairment charges.
     In calculating the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis, income attributable to Unrestricted Subsidiaries will be excluded altogether.
     “Corporate Trust Office” means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, 8W, New York, New York, 10286, Attention: Corporation Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Credit Agreement” means the amended and restated credit agreement, dated as of March 31, 2009, among the Company, Kodak Canada, Inc., the lenders party thereto, Citicorp USA, Inc., as agent, and the other agents an arrangers party thereto, together with any related documents (including any security documents and guarantee agreements), as such agreement or related documents may be amended, restated, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.
     “Credit Facilities” means one or more (i) credit agreements (including the Credit Agreement) or debt facilities to which the Company and/or one or more of its Restricted Subsidiaries is party from time to time, in each case with banks, investment banks, insurance companies, mutual funds, institutional investors or any other lenders or (ii) indentures, in each case, providing for revolving credit loans, term loans, debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), swing-line or commercial paper or letters of credit or note facilities, in each case as such agreements or facilities may be amended, restated, modified or supplemented from time to time, including any agreement refinancing the Credit Agreement, whether in the bank or debt capital markets or otherwise (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder).
     “Credit Facility Agent” means the agent under the Credit Agreement and any other collateral agent for any First-Priority Lien Obligations.
     “Debt” means, with respect to any Person, without duplication,
          (1) all indebtedness of such Person for borrowed money;
          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers’ acceptances or similar instruments issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;
          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding accounts payable arising in the ordinary course of business;
          (5) all obligations of such Person as lessee under Capital Leases;
          (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
          (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
          (8) the amount of all Permitted Receivables Financings of such Person; and
          (9) all obligations of such Person under Hedging Agreements, if and only to the extent, the items (other than letters of credit and obligations referred to in clauses (5), (6), (7), (8) and (9) above) would appear as a liability on a balance sheet in accordance with GAAP.
     The amount of Debt of any Person will be deemed to be:
          (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
          (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;
          (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
          (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;
          (E) with respect to any Permitted Receivables Financing, (1) the aggregate principal or stated amount of the Debt, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Debt, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer (other than any Securitization Subsidiary) in connection with its purchase of Receivables less the amount of collections received by the Company or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest; and
          (F) otherwise, the outstanding principal amount thereof.
     In no event shall the term “Debt” include (a) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five business days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (b) obligations in respect of performance, appeal or other surety bonds or completion guarantees or in respect of reimbursement obligations for undrawn letters of credit, bankers’ guarantees or bankers’ acceptances (whether or not secured by a lien), each incurred in the ordinary course of business and not as a part of a financing transaction, (c) any liability for Federal, state, local or other taxes, (d) any balances that constitute accrued expenses, accounts payable or trade payables in the ordinary course of business, (e) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, or (f) any customer deposits or advance payments received in the ordinary course of business.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and successors.
     “Designated Non-Cash Consideration” means consideration which is not cash or Cash Equivalents received by the Company or a Restricted Subsidiary or not received by the Company at closing in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration by the Company, setting forth the Fair Market Value thereof as determined in good faith by the Company and the basis of such calculation.
     “Designated Subsidiary” means any Subsidiary engaged in a material portion of the Company’s Graphic Communications Group’s prepress solutions business, or document imaging solutions business or commercial ink jet business, or the Company’s Consumer Digital Imaging Group’s retail systems solutions (RSS) business or all-in-one inkjet business, or that owns intellectual property of the Company that is material to the Company and its Subsidiaries taken as a whole.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
          (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

          (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an Asset Sale or Change of Control occurring prior to the Stated Maturity of the notes if those provisions specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the notes as required by this Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.
     “Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “DTC Legend” means the legend set forth in Exhibit D.
     “EBITDA” means, for any period, the sum of
          (1) Consolidated Net Income, plus
          (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus
          (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and without duplication:
               (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to extraordinary gains or losses; and
               (B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (other than any such non-cash items in a period which reflect cash payments made or to be made in another period), less all non-cash items increasing Consolidated Net Income (other than any such non-cash items in a period that will result in a cash receipt or a reduction in a cash payment in another period); plus
          (4) without duplication, net after-tax non-recurring losses (minus any net after-tax non-recurring gains), to the extent reducing Consolidated Net Income, plus
          (5) without duplication, the amount of any restructuring charges deducted (and not added back) in such period in computing Consolidated Net Income.

     “Equal and Ratable Assets” means, collectively, (i) each Principal Property and (ii) all Equity Interests and all indebtedness of each “Restricted Subsidiary” as defined in the 1988 Indenture; provided, in each case, that any such asset shall constitute an “Equal and Ratable Asset” only for so long as, and to the extent that, the granting of a security interest in or a Lien thereon would trigger an obligation on the part of the Company or any Subsidiary, pursuant to Section 1010 of the 1988 Indenture as in effect on the Issue Date, to equally and ratably secure any securities issued pursuant to the 1988 Indenture that are subject to the provisions of such section.
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Equity Offering” means an offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act or pursuant to a transaction exempt from the registration requirements of the Security Act, other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
          (1) any loss, destruction or damage of such property or asset;
          (2) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
          (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
          (4) any settlement in lieu of the matters described in clauses (2) or (3) above.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Property” has the meaning given to such term in the Security Agreement entered into on the Issue Date.
     “Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary, (iii) any Principal Property Subsidiary, and (iv) any Securitization Subsidiary.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).
     “First-Priority Lien Obligations” has the meaning assigned to such term in clause (2) under “Permitted Liens.”

     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
          (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to
          (y) the aggregate Fixed Charges during such reference period, excluding amortization of debt issuance costs and any other non-cash interest expense.
     In making the foregoing calculation,
          (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;
          (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;
          (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;
          (4) pro forma effect will be given to
               (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
               (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
               (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
     “Fixed Charges” means, for any period, the sum of
          (1) Interest Expense for such period; and
          (2) the product of
          (x) (i) cash and non-cash dividends paid on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary plus (ii) without duplication, declared, accrued or accumulated on any Disqualified Stock of the Company or a Restricted Subsidiary, in each case except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and
          (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.
     “Foreign Subsidiary” means a Subsidiary that is a CFC or a Subsidiary all or substantially all of the assets of which are Foreign Subsidiaries, and any Subsidiary which would be a CFC except for any alternate classification under Treasury Regulation 301.7701-3, or any successor provisions to the foregoing.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date and, except as otherwise specifically provided for herein, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on such date.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

     “Guarantor” means (i) each Wholly-Owned Domestic Restricted Subsidiary that Guarantees the Notes on the Issue Date and (ii) each Wholly-Owned Domestic Restricted Subsidiary (other than an Excluded Subsidiary).
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement, currency option or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract, commodity option agreement, commodity swap agreement or any other agreement designed to manage fluctuations in commodity raw material (as defined under the Commodity Exchange Act) prices.
     “Holder” with respect to any Note, means the registered holder thereof.
     “Immaterial Subsidiary” means any Subsidiary that (i) has not Guaranteed any other Debt of the Company or any of its Subsidiaries (other than Permitted Credit Facility Debt) and (ii) together with its Subsidiaries, has total assets (determined in accordance with GAAP but excluding any intercompany receivables from the Company or a Guarantor) of less than $10,000,000 shown on the consolidated statement of financial condition of the Company and its Subsidiaries, in each case as of the as last day of the fiscal year most recently ended.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09.
     “Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Second Lien Collateral Agent, the Credit Facility Agent, the Trustee, the Company and each Guarantor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and any other Intercreditor Agreement entered into by the Second Lien Collateral Agent (on terms not less favorable to the Holders) with any Credit Facility Agent.
     “Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) amortization of debt discount and debt issuance costs (other than any such amortization resulting from the issuance of the Notes), (ii) capitalized interest, (iii) non-cash interest expense (excluding non-cash interest expense attributable to required marking-to-market of obligations under Hedging Agreements or other derivative instruments in accordance with GAAP), (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances and similar instruments, (v) net payments, if any, made (less net payments, if any, received) pursuant to Hedging Agreements (including the amortization of fees), and (vi) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Company or any Restricted Subsidiary under any Permitted Receivables Financing, as determined on a consolidated basis and in accordance with GAAP.
     “Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the date specified for such purpose in Section 3.01.
     “Investment” means
          (1) any advance, loan or other extension of credit to another Person,
          (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
          (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
          (4) any Guarantee of any obligation of another Person.
     If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
     “Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s (or the equivalent of such ratings from any rating agency that has been substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies”).
     “Issue Date” means September     , 2009.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, (ii) proceeds from the conversion of other consideration received when converted to cash, and (iii) insurance proceeds and condemnation awards), net of

          (1) brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;
          (2) provisions for taxes paid or payable as a result of such Asset Sale or Event of Loss (after taking into account any available tax credits or deductions);
          (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold or subject to the Event of Loss; and
          (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale or Event of Loss, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
     “1988 Indenture” means the indenture dated as of January 1, 1988 between the Company and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time.
     “Non-Recourse Debt” means Debt as to which neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the providers thereof have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary other than the specific asset securing such Debt.
     “Notes” means the notes issued pursuant to this Indenture.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Officer” means, with respect to the Company, the president, chief executive officer, chief financial officer or treasurer.
     “Officer’s Certificate” means a certificate signed in the name of the Company by an Officer of the Company.

     “OID Legend” means the legend set forth in Exhibit G.
     “Opinion of Counsel” means a written opinion (reasonably acceptable to the Trustee) from legal counsel. The counsel may be an employee of or counsel to the Company.
     “Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;
     (3) Notes surrendered pursuant to Section 3.06; and
     (4) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.
     A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that, in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of such Company.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.
     “Payment Default” means any failure to pay any scheduled installment of interest or principal on any Debt within the grace period provided for such payment in the documentation governing such Debt.
     “Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.
     “Permitted Investments” means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
          (2) any Investment in Cash Equivalents;
          (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,
               (A) such Person becomes a Restricted Subsidiary of the Company, or
               (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
          (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.09;
          (5) any Investment acquired solely in exchange for Qualified Stock of the Company;
          (6) Hedging Agreements otherwise permitted under this Indenture;
          (7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) Cash Equivalents or other liquid or portfolio securities pledged as collateral pursuant to Section 4.11(b), (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of disputes, claims or judgments;
          (8) Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $100,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);
          (9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $25,000,000 outstanding at any time;
          (10) extensions of credit to or on behalf of customers, distributors and suppliers in the ordinary course of business;
          (11) Investments arising as a result of any Permitted Receivables Financing;

          (12) Investments existing on the Issue Date and Investments purchased or received in exchange for any such Investment (which initial Investment is not otherwise permitted under any other clause of this definition); provided, that any additional consideration provided by the Company or any Restricted Subsidiary in any such exchange is permitted pursuant to another clause of this definition;
          (13) Investments in any other Person in an aggregate amount not to exceed $300,000,000 (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments made after the Issue Date in reliance on this clause);
          (14) lease, utility, workers’ compensation, unemployment insurance, performance and other deposits made in the ordinary course of business;
          (15) Investments consisting of the purchase or acquisition of inventory, supplies, materials and equipment in the ordinary course of business;
          (16) prepaid expenses and negotiable instruments held for collection in the ordinary course of business;
          (17) Investments (i) of the types specified in the definition of Cash Equivalents but which mature on dates up to three years from the date of acquisition and (ii) consisting of corporate obligations with long term ratings of A or better from S&P or A2 or better from Moody’s, having maturities of not more than twelve months from the date of acquisition, so long as the aggregate value of the Investments described in clauses (i) and (ii) does not exceed 20% of the value of cash and short term investments and long term investments of the types described in the definition of Cash Equivalents and this clause (17), in each case as shown on the Company’s most recent balance sheet that has been made publicly available;
          (18) Investments in Persons domiciled in, or substantially all of the assets of which are located in, the People’s Republic of China in an aggregate amount not to exceed $100,000,000;
          (19) Investments received in settlement of claims against another Person in connection with (A) a bankruptcy proceeding against such Person, (B) accounts receivable arising from or trade credit granted to, in the ordinary course of business, a financially troubled account debtor and (C) disputes regarding intellectual property rights; and
          (20) Guarantees of Debt permitted to be Incurred under Section 4.06.
     “Permitted Liens” means
          (1) Liens existing on the Issue Date other than Liens securing the Credit Agreement;

          (2) Liens on the Collateral and Liens on assets of Excluded Subsidiaries that are not Guarantors securing:
               (A) the Notes, the Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Second Lien Collateral Agent under this Indenture or the Security Agreements;
               (B) (i) Debt Incurred under clause (1) of the definition of Permitted Debt (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set forth in such clause (1)) and (ii) Obligations of the Company and its Subsidiaries under Hedging Agreements and other agreements, including in respect of (x) treasury management services provided by and (y) letters of credit issued by, entered into with lenders under the Debt referred to in the preceding clause (i) or their affiliates (so long as such Persons remain lenders (or affiliates thereof) after entry into such agreements or arrangements) in an aggregate amount for this clause (ii) not to exceed the sum of (A) the excess, if any, of the amount of Debt permitted to be Incurred under clause (1) of the definition of Permitted Debt over the amount of Debt actually Incurred under clause (1) of the definition of Permitted Debt plus (B) $100,000,000, which Liens incurred under this clause (B) may, subject to the limitations set forth in the Intercreditor Agreement, be on a first-lien priority basis compared to the liens securing the Notes and the other Obligations referred to in the preceding paragraph (A) on the terms set forth in the Intercreditor Agreement (collectively and as limited by such limitations, “First-Priority Lien Obligations”);
          (3) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
          (4) Liens imposed by law, such as landlords’, suppliers’, carriers’, vendors’, warehousemen’s, materialmen’s, workmen’s, repairman’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
          (5) Liens in respect of taxes and other governmental assessments and charges, levies or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;
          (6) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;
          (7) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

          (8) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business, and any interest of co-sponsors, co-owners or co-developers of intellectual property;
          (9) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, excluding Hedging Agreements;
          (10) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of assets subject thereto;
          (11) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;
          (12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 6.01(6);
          (13) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;
          (14) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement (including Liens securing Acquired Debt of the type described in this clause (14)); provided that such Debt was permitted to be incurred under this Indenture;
          (15) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
          (16) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
          (17) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing pursuant to Section 4.06(b)(xvi);

          (18) Liens on assets of Foreign Restricted Subsidiaries securing Debt of such Foreign Restricted Subsidiaries or other obligations of such Foreign Restricted Subsidiaries permitted under this Indenture;
          (19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;
          (20) Liens on Equal and Ratable Assets so long as the notes have been secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured;
          (21) other Liens (other than on the Collateral or Equal and Ratable Assets) securing obligations in an aggregate amount at any time outstanding not exceeding $200,000,000;
          (22) Liens securing Debt or other obligations of the Company or any Guarantor owing to the Company or another Guarantor;
          (23) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases (other than Sale and Leaseback Transactions) entered into by the Company or a Restricted Subsidiary in the ordinary course of business; and
          (24) Liens on assets set aside or deposited to defease or repay Debt; provided that such Debt was permitted under this Indenture.
     “Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “PIK Interest” has the meaning set forth in Exhibit A hereto.
     “Place of Payment” means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

     “Principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
     “Principal Property” means any manufacturing plant or manufacturing facility which is (i) located within the continental United States of America and (ii) in the opinion of the Board of Directors of the Company materially important to the total business conducted by the Company and its Subsidiaries that own Principal Properties, taken as a whole; provided, that no such manufacturing plant or manufacturing facility shall constitute a “Principal Property” unless the pledge thereof to secure the Notes or the Note Guaranties would trigger an obligation on the part of the Company or any Restricted Subsidiary to equally and ratably secure the Company’s existing unsecured public bonds.
     “Principal Property Subsidiary” means any Subsidiary that owns Principal Property.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).
     “Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper) and whether or not earned by performance).
     “Redemption Date” when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Note.
     “Redemption Price” when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Note.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of         , 2009, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.01.
     “Responsible Officer” when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring the applicable Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease (other than a Capital Lease) of property previously transferred by such Person to the lessor.
     “SEC” means the Securities and Exchange Commission.
     “Second Lien Legend” means the legend set forth in Exhibit F.
     “Second-Priority Liens” means all Liens that secure the Second-Priority Lien Obligations.
     “Second-Priority Lien Obligations” shall mean the Notes and any other indebtedness secured by the Collateral on a second-priority basis, approved for designation as such by the Credit Facility Agent and the Second Lien Collateral Agent or pursuant to the Intercreditor Agreement between the Second Lien Collateral Agent and the Credit Facility Agent.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securitization Subsidiary” means a Subsidiary of the Company

          (1) that is designated a “Securitization Subsidiary” by the Board of Directors of the Company,
          (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
          (3) no portion of the Debt or any other obligation, contingent or otherwise, of which
               (A) is Guaranteed by the Company or any Restricted Subsidiary of the Company,
               (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or
               (C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,
          (4) with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
     “Security Agreements” means (i) the Intercreditor Agreement and (ii) all security agreements, pledge agreements, collateral assignments and other security documents or other grants or transfers for security or agreements related thereto creating or perfecting (or purporting to create or perfect) a Lien in any assets of any Person to secure the Obligations under the Notes and the Note Guaranties, or under which rights or remedies with respect to such Liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would , taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(a).
     “Specified Transaction” means any transaction or agreement entered into with KKR Jet Stream (Cayman) Limited or its Affiliates on or about the Issue Date in connection with the issuance of the Notes.

     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “substantially concurrent” means with respect to any two events, such events occur within 45 days of each other.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the Issue Date, except as provided by Section 9.05.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2013; provided, however, that if the period from the Redemption Date to October 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trigger Date” means the date that is the same day of the month as the Issue Date eighteen (18) months after the Issue Date.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “2017 Convertible Notes” means the Company’s      % Convertible Senior Notes due 2017, issued on or about the Issue Date.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

     “Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.19.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
     Section 1.02 Other Definitions.

Term	Defined in Section
Act	1.08
Additional Interest	6.02
Affiliate Transaction	4.10
Agent Members	3.13
Applicable Premium	10.01
Authentication Order	3.03
Bankruptcy Default	6.01
Cash Interest	3.01
Change of Control Payment	4.12
Covenant Defeasance	12.03
Defaulted Interest	3.07
Event of Default	6.01
Excess Proceeds	4.09
Expiration Date	1.08
Global Notes	2.01
Legal Defeasance	12.02
Offer to Purchase	4.12
Place of Payment	3.01
Permitted Credit Facility Debt	4.06
Permitted Debt	4.06
Permitted Refinancing Debt	4.06
Physical Note	2.01
Purchase Date	4.12
refinance	4.06
Register	3.05
Registrar	3.05
Related Party Transaction	4.10
Repurchase Deadline	4.12
Restricted Payment	4.07
Suspended Covenants	4.12

     Section 1.03 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture;
          (b) “or” is not exclusive;
          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, unless expressly provided otherwise, all determinations and computations made pursuant to any provision hereof shall be made in accordance with GAAP;
          (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (e) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
          (f) the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
          (g) words in the singular include the plural, and words in the plural include the singular; and
          (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.
     Section 1.04 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company, any Guarantor and any other obligor on the indenture securities.
     Section 1.05 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (a) to apply to this Indenture as so modified or (b) to be excluded, as the case may be.
     Section 1.06 Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture except for certificates provided for in Section 4.05 shall include:
          (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.
     Section 1.07 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous, and may contain customary exceptions and qualifications.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.08 Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective irrevocably as to the Holder when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be conclusively established by the Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor on the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.08(e)(ii). If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to any applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect, whether or not the Expiration Date, if any, with respect to a Record Date has previously passed), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.10.
               (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (w) any Notice of Default, (x) any declaration of acceleration referred to in Section 6.02, (y) any request to institute proceedings referred to in Section 6.06(2), or (z) any direction referred to in Section 6.05, in each case with respect to Notes, and shall set an Expiration Date for such Acts. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 1.10.
               (iii) With respect to any record date set pursuant to this Section 1.08, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee (whichever such party is not setting a record date pursuant to this Section l.08(e)) in writing, and to each Holder in the manner set forth in Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
               (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount, provided however, that unless otherwise expressly stated in such Holder’s Act, any Act shall be deemed to have been given with respect to the entire principal amount of such Holders Note or Notes.
     Section 1.09 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (a) the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the Corporate Trust Office (telephone: (212) 815-4779; facsimile: (732) 667-9185, or at any other address furnished in writing to the Company by the Trustee), or
          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered in person or mailed, first-class postage prepaid, to the Company at 343 State Street, Rochester, New York 14650, Attention: General Counsel (facsimile: (585) 724-9549) and Attention: Treasurer (facsimile: (585) 724-5174), with copies to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Larry W. Sonsini, Esq. (facsimile: (650) 493-6811), or at any other address previously furnished in writing to the Trustee by the Company.
          (c) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

     Section 1.10 Notices to Holders; Waivers. Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Register, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.
     Section 1.11 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.12 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.
     Section 1.13 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.14 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.15 Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. TO THE EXTENT PERMITTED BY LAW, THE TRUSTEE, THE COMPANY, THE GUARANTORS, ANY OTHER OBLIGORS IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY

UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.
     Section 1.16 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.
     Section 1.17 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor or any of their Affiliates, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guaranties.
     Section 1.18 Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
     Section 1.19 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 1.20 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 1.21 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2
NOTE FORMS
     Section 2.01 Forms Generally; Legends.
          (a) The Notes and the Trustee’s certificate of authentication relating thereto shall be in fully registered form and in substantially the forms set forth, or referenced, in Exhibit A annexed hereto and in this Article 2. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depository rule or usage, the certificate of incorporation, bylaws or other similar governing instruments of the Company, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company and the Trustee).
     Notes shall be issued initially in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (the “Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Section 3.12.
     Notes issued pursuant to Section 3.05 and Section 3.12 in exchange for or upon transfer of beneficial interests in the Global Notes shall be in the form of permanent certificated Notes in substantially the form set forth in Exhibit A (the “Physical Notes”), as hereinafter provided.
          (b) (1) Except as otherwise provided in paragraph (c), Section 3.13(c), each Original Note will bear the Restricted Legend.
               (2) Each Global Note will bear the DTC Legend.
               (3) Notes will be issued in the form of Global Notes only, except as provided in Section 3.12(b).
               (4) Each Note will bear the OID Legend.
               (5) Each Note will bear the Second Lien Legend.
          (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision) and that the Restricted

Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
               (2) after any Note bearing the Restricted Legend is sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note (through the facilities of the Depositary with respect to all or a portion of Notes represented by a Global Note) of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
               (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.
     Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:

Authorized Signatory
     If an appointment of an Authenticating Agent is made pursuant to Section 7.15, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
As Authenticating Agent

By:
Authorized Signatory

Dated:

ARTICLE 3
THE NOTES
     Section 3.01 Title and Terms. The Notes shall be known and designated as the “     % Senior Notes Due 2017” of the Company. The final Stated Maturity of the Notes shall be October 1, 2017. Interest on the Outstanding principal amount of Notes will accrue at the rate of (x)     % per annum entirely in cash (“Cash Interest”) and (y)     % per annum in the form of PIK Interest and will be payable semiannually in arrears on April 1 and October 1 in each year (each such April 1 and October 1 an “Interest Payment Date”), commencing on April 1, 2010, to Holders of record at the close of business on the immediately preceding March 15 and September 15, respectively (each such March 15 and September 15 a “Regular Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date. The Company will pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the interest rate referred to above. Payments (including principal (including PIK Interest), premium, if any, and interest) in respect of the Notes shall be subject to all applicable withholding taxes.
     In connection with the payment of PIK Interest in respect of the Notes, the Company is entitled to, without the consent of the Holders and without regard to Section 4.06, increase the outstanding principal amount of the Notes under this Indenture.
     On any Interest Payment Date with respect to a Global Note, the Trustee shall increase the principal amount of such Global Note by an amount equal to the PIK Interest paid, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date for such Interest Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such increase. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear Cash Interest and PIK Interest on such increased principal amount from and after the date of such Interest Payment Date.
     The principal (including any PIK Interest) of, and premium, if any, and interest on the Notes shall be payable at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose (each, a “Place of Payment”) in the manner provided in Section 4.01(b); provided, however, that, under the circumstances set forth in Section 4.01(b), payment of interest on a Note may be made by wire transfer of immediately available funds to the account specified by the Holder of a Global Note or by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.
     All the Notes shall vote and consent together on all matters as one class, and none of the Notes will have the right to vote or consent as a class separate from one another on any matter. All references to “Notes” for all purposes of this Indenture include any PIK Interest that is actually paid, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of PIK Interest.
     Section 3.02 Denominations. Other than increases in the principal amount of Notes in respect of PIK Interest, the Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and higher integral multiples of $1,000.
     Section 3.03 Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by an Officer of such Company. The signature of such Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes for original issue in the aggregate principal amount not to exceed $ ,000,000 (plus any PIK Interest), upon a written order of the Company in the form of an Officer’s Certificate (an “Authentication Order”). Such Officer’s Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be issued as one or more Global Notes or Physical Notes, the name or names of the Holder or Holders and such other information as the Company may include or the Trustee may reasonably request.
     In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive and shall rely upon:
          (a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;
          (b) an executed supplemental indenture, if required;
          (c) an Officer’s Certificate delivered in accordance with Section 1.06; and

          (d) an Opinion of Counsel which shall state:
               (i) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;
               (ii) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and
               (iii) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
     All Notes shall be dated the date of their authentication.
     One Business Day prior to any Interest Payment Date on which the Company pays PIK Interest with respect to a Note, the Company will deliver to the Trustee an Officer’s Certificate documenting the payment of interest with respect to the Notes and the current cumulative principal amount of the Notes. The Company will pay all interest whether or not such Officer’s Certificate is delivered.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 3.04 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes as may be reasonably acceptable to the Trustee. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

     Section 3.05 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Register shall be maintained in written form or in any other form capable of being reproduced in written form in a reasonable period of time. The Register shall be conclusive evidence of the ownership of any Note.
     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.
     At the option of the Holder, in compliance with all applicable requirements of this Indenture and applicable laws, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes under this Section 3.05. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 3.06 Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.
     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 3.07 Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 3.01.
     Any cash interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, as provided in Section 3.07(a) or Section 3.07(b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed as provided in this Section 3.07(a). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.07(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the

Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest, the amount thereof and the Special Record Date and payment date therefor to be delivered to each Holder not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following Section 3.07(b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.
     Section 3.08 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest on such Note, whether at Stated Maturity, any Redemption Date or otherwise, and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.
     Section 3.09 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture and all Notes so cancelled shall cease to be Outstanding for all purposes. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.
     Section 3.10 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.11 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” or “CINS” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” or “CINS” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” or “CINS” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “CINS” numbers.
     Section 3.12 Book-entry Provisions for Global Notes.
          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company or the Guarantors, nor any of their agents shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of, a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note in the event that (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note and a successor depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, beneficial interests in a Global Note may be exchanged for Physical Notes upon request but only upon at least 20 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures and subject to 3.13(b). In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to this Section 3.12(b), the Registrar shall record on its books and records (and make a notation on the Global Note of) the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations. In connection with a transfer of an entire Global Note to beneficial owners pursuant to this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.
          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
          (d) The Company, the Guarantors, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.08(b).
     Section 3.13 Restrictions on Transfer and Exchange.
          (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 3.05 and Section 3.12 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
          (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C

Global Note	Global Note	(1)

Global Note	Physical Note	(2)

Physical Note	Physical Note	(2)

Physical Note	Global Note	(3)

     (1) No certification is required.
     (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Physical Note that does not bear the Restricted Legend, then no certification is required. In the event that a Physical Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Physical Note that does not bear the Restricted Legend.
     (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
          (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):
               (1) after such Note is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or
               (2) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise.
Any Physical Note delivered in reliance upon this clause (c) will not bear the Restricted Legend.
          (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     Section 3.14 Deposit of Moneys. Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Stated Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Stated Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Stated Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

ARTICLE 4
COVENANTS
     Section 4.01 Payment of Principal, Premium and Interest.
          (a) The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal (including any PIK Interest) (and premium, if any) or cash interest shall be considered paid on the date it is due if the Trustee or Paying Agent or Paying Agents hold on that date money designated for and sufficient to pay the installment. PIK Interest shall be considered paid on the date due if, in accordance with the terms of the Notes, the principal amount of the applicable Notes is increased in an amount equal to the amount of the applicable PIK Interest.
          (b) Payments (including principal, premium, if any, and interest) in respect of the Notes represented by the Global Notes, the Holder of which has given wire transfer instructions on or prior to the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Company will make all payments of principal, premium, if any, and cash interest at the office or agency maintained by the Company referred to in Section 4.02 or, at the option of the Company, by mailing a check to each such Holder’s registered address.
     Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as an initial Place of Payment and as such office of the Company, and appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.
     Section 4.03 Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or cash interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or cash interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and

(unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:
          (a) hold all sums held by it for the payment of principal (which shall include any PIK Interest) of (and premium, if any) or cash interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or cash interest;
          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Company upon a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
     Section 4.04 SEC Reports.
          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company must provide the Trustee and the Holders of the Notes, within 15 days after it is or would be required to file such reports with the SEC with (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent public accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. For the avoidance of doubt, such information and reports referred to in clauses (i) and (ii) above shall not be required to contain separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the notes that would be required under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC.
          (b) To the extent permitted by the TIA, the Company shall be deemed to have complied with this covenant, and shall be deemed to have provided such documents to the Holders, to the extent the Company has filed or furnished documents and reports referred to in clauses (a)(i) and (ii) above with the SEC via the EDGAR system or any successor electronic delivery procedures within the time periods specified in Section 4.04(a).
          (c) For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (d) Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with this Section 4.04. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.04 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.05 Certificates to Trustee.
          (a) The Company will deliver to the Trustee within 90 days after the end of each fiscal year a certificate stating that no Default then exists under this Indenture or, if a Default then exists, specifying the Default and its nature and status; and
          (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

     Section 4.06 Limitation on Debt and Disqualified or Preferred Stock.
          (a) The Company
               (i) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
               (ii) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);
provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0.
          (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
               (i) (A) Debt of the Company or any Restricted Subsidiary pursuant to Credit Facilities (“Permitted Credit Facility Debt”); provided that the aggregate principal amount of any Debt under this clause (A) at any time outstanding shall not exceed (x) the greater of (i) $500,000,000 minus any amount of any Permitted Credit Facility Debt permanently repaid under Section 4.09(a)(iii) and (ii) the Borrowing Base Amount minus the principal amount of the Notes Outstanding, minus (y) the amount of any Permitted Receivables Financing outstanding; provided, further, that prior to the Trigger Date, the amount of Debt outstanding under this clause (A) shall not exceed $500,000,000 minus (I) any amount of Permitted Credit Facility Debt permanently repaid under Section 4.09 and (II) the amount of any Permitted Receivables Financing outstanding, and (B) Guarantees of such Debt by the Company or any Restricted Subsidiary;
               (ii) Debt of the Company or any Restricted Subsidiary (other than a Securitization Subsidiary) to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary;
               (iii) Debt of the Company pursuant to the Notes (including any Debt represented by PIK Interest) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes;
               (iv) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, in whole or in part, in an amount not to exceed the principal amount and accrued interest of the Debt so refinanced, plus premiums, commissions, costs, fees and expenses; provided that:

                    (A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,
                    (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,
                    (C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary was an obligor on the Debt being refinanced, and
                    (D) Debt Incurred pursuant to clauses (i), (ii), (v), (vi), (x), (xi), (xii), (xiv), (xv), (xvi), (xvii), (xviii), (xix) and (xx) may not be refinanced pursuant to this clause;
               (v) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;
               (vi) Debt of the Company or any Restricted Subsidiary with respect to letters of credit, bank guarantees, and bankers’ acceptances issued in the ordinary course of business, including letters of credit supporting performance, surety or appeal bonds, and indemnification, adjustment of purchase price (including earn-outs) or similar obligations incurred in connection with the acquisition or disposition of any stock, business or assets;
               (vii) Acquired Debt;
               (viii) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (for purposes of clause (iv)(D), not otherwise constituting Permitted Debt);
               (ix) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction or improvement of property for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (A) $200,000,000 less (B) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;
               (x) Debt of any Restricted Subsidiary organized under the laws of, or substantially all of the business of which is conducted in, the People’s Republic of China in an aggregate amount not to exceed $200,000,000 at any time outstanding;

               (xi) Debt of Kodak International Finance Limited, a company organized and existing under the laws of England, Incurred to finance its short term working capital needs, in an aggregate amount not to exceed $100,000,000 at any time outstanding;
               (xii) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this Section 4.06;
               (xiii) Debt of the Company consisting of the 2017 Convertible Notes in an aggregate principal amount not to exceed $     , including the principal amount of 2017 Convertible Notes issued pursuant to the exercise of the over-allotment option provided to the underwriters or initial purchasers thereof;
               (xiv) unsecured Debt consisting of Guarantees of amounts owing by customers of the Company and its Subsidiaries under equipment and vendor financing programs in an aggregate amount not to exceed $75,000,000 at any time outstanding;
               (xv) Debt of any Foreign Restricted Subsidiary in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
               (xvi) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed (A) the greater of (1) $500,000,000 minus any amount of such Debt permanently repaid as provided under Section 4.09(a)(iii) and (2) the Borrowing Base Amount minus the principal amount of the Notes Outstanding, minus (B) the amount of Debt Incurred under clause (i) outstanding at such time;
               (xvii) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
               (xviii) Debt consisting of Guarantees of obligations (other than Debt) of suppliers, licensors or franchisees in the ordinary course of business;
               (xix) Debt of the Company or a Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease or discharge the Notes as set forth under Article 12; and
               (xx) Debt of the Company or a Restricted Subsidiary consisting of Guarantees in respect of obligations of joint ventures as to which the Company or a Restricted Subsidiary is a joint venture partner; provided that the aggregate principal amount of Debt incurred pursuant to this clause (xx) shall not exceed $100,000,000 outstanding at any time.
          (c) Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this section, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this section. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.
          (d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.06, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in Section 4.06, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in Section 4.06 at any time; provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (i) of Permitted Debt. For purposes of determining any particular amount of Debt described in the Section 4.06, Guarantees, liens or obligations, in each case, in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of Debt.
          (e) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in kind will not be deemed to be an Incurrence of Debt for purposes of this section but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt.
          (f) Neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty, as the case may be, to the extent and in the same manner as such Debt is subordinated to other Debt. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt otherwise permitted hereunder. For purposes of this Indenture (i) unsecured Debt shall not be deemed subordinated or junior to secured Debt merely because it is unsecured or (ii) senior Debt shall not be deemed subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.
     Section 4.07 Limitation on Restricted Payments.

          (a) The Company will not, and will not permit any Restricted Subsidiary to (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
               (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;
               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;
               (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except (A) a payment of interest or principal at Stated Maturity or (B) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value, or the payment of Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of such repayment, redemption, repurchase, defeasance or other acquisition or retirement for value; or
               (iv) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio set forth in Section 4.06(a), and
     (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of
          (A) 50% of the aggregate amount of the Consolidated Net Income accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus
          (B) subject to paragraph (c), the aggregate net cash proceeds and Fair Market Value of any property or assets received by the Company (other than from a Subsidiary) on or after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, plus

          (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
               (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), plus
               (y) the portion (proportionate to the Company’s or Restricted Subsidiary’s, as applicable, equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus
          (D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of such Investment so made.
The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets, as determined in good faith by the Board of Directors of the Company or an executive officer of the Company, whose determination will be conclusive if so determined and, if made by the Board of Directors of the Company, evidenced by a Board Resolution.
          (b) The foregoing will not prohibit:
               (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);
               (ii) the accrual, declaration and payment of dividends or distributions by a Restricted Subsidiary, on a pro rata basis or on a basis more favorable to the Company or to the Restricted Subsidiary that is the parent of such Restricted Subsidiary, as the case may be, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;
               (iii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt or Disqualified Stock with the proceeds of, or in exchange for, Permitted Refinancing Debt;

               (iv) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;
               (v) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt or Disqualified Stock of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;
               (vi) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;
               (vii) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5,000,000;
               (viii) the repurchase of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof in the event of (A) a change of control pursuant to a provision not materially more favorable to the holders thereof than Article Section 4.12 or (B) an Asset Sale pursuant to a provision not materially more favorable to the holders thereof than Section 4.09, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes that were validly tendered for payment in connection with the Offer to Purchase;
               (ix) other Restricted Payments in an aggregate amount not to exceed $100,000,000;
               (x) repurchases or other acquisitions of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock or restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;
               (xi) the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions or the payment of cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;
               (xii) in connection with any acquisition by the Company or by any of its Restricted Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs and similar obligations);

               (xiii) the distribution of rights pursuant to any customary shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan; and
               (xiv) payments or distributions to stockholders of a Person acquired by the Company or a Restricted Subsidiary (the shareholders of which are not Affiliates of the Company) pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary;
provided that, in the case of clauses (vi), (vii) and (ix) no Default has occurred and is continuing or would occur as a result thereof.
          (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (iv), (v) or (vi) of paragraph (b). Restricted Payments permitted pursuant to clause (i), (ii) but only to the extent paid to Persons other than the Company or a Restricted Subsidiary, (vi) and (ix) of paragraph (b) will be included in making the calculations under clause (3) of paragraph (a), and Restricted Payments permitted pursuant to any other clause of paragraph (b) shall be excluded in the making of such calculation.
     Section 4.08 Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
               (i) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;
               (ii) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;
               (iii) make loans or advances to the Company or any other Restricted Subsidiary; or
               (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
          (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
               (i) existing on the Issue Date in the Credit Agreement, this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing of such agreements are (as determined in good faith by the Company), taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
               (ii) existing under or by reason of applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case, issued or imposed by a governmental authority;
               (iii) existing
                    (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary (including those existing by reason of Acquired Debt), or
                    (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person (other than the Subsidiaries of the Person so acquired) and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
               (iv) of the type described in clause (a)(iv) arising or agreed to in the ordinary course of business (including Debt permitted to be incurred, as set forth under Section 4.06, that imposes such restrictions) (A) that restrict in a customary manner the subletting, assignment, licensing or transfer of any property or asset that is subject to a lease, license or other agreement or (B) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;
               (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by this Indenture;
               (vi) consisting of customary restrictions pursuant to any Permitted Receivables Financing;
               (vii) contained in the terms governing any Debt permitted under this Indenture if (as determined in good faith by the Company) (A) the encumbrances or restrictions are ordinary and customary for a financing of that type and (B) the encumbrances or restrictions either would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Notes or any Guarantor to make payments in respect of its Note Guaranty;

               (viii) required pursuant to this Indenture;
               (ix) consisting of customary provisions in joint venture agreements, leases, licenses, purchase and sale or merger agreements and other agreements entered into in the ordinary course of business;
               (x) that exist as a result of Permitted Liens;
               (xi) under any customary provisions with respect to cash or other deposit or net worth requirements under agreements, instruments or contracts entered into in the ordinary course of business;
               (xii) under any agreement, instrument or contract entered into in connection with the incurrence of Debt of the type described in Section 4.06(b)(xvi); or
               (xiii) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     Section 4.09 Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
               (i) The Asset Sale is for at least Fair Market Value, as determined in good faith by the Company in a manner consistent with its customary practices.
               (ii) At least 75% of the consideration (the valuation thereof to be reasonably determined by the Company) consists of cash or Cash Equivalents received at closing. For purposes of this clause (ii), (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt or other obligations subordinated by their terms in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing and (B) any Designated Non-Cash Consideration received by the Company or a Restricted Subsidiary having an aggregate Fair Market Value (measured at the time received and without giving effect to any subsequent change in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that has not been transferred, sold or otherwise exchanged for, or otherwise converted into, cash, not to exceed 5.0% of the total assets of the Company and its Restricted Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, shall be considered cash received at closing.

               (iii) Within 220 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used at the Company’s option:
                    (A) to permanently repay (1) First-Priority Lien Obligations of the Company or a Guarantor or, if the assets disposed of were not (and were not required to be) Collateral, any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary or (2) Debt of the type described in Section 4.06(b)(ix) to the extent such Debt is secured by the property or assets that are the subject of such Asset Sale,
                    (B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire Additional Assets, or
                    (C) any combination of clauses (A) through (B) above.
               (iv) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (iii) within 220 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $50,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Company shall, subject to any limitation under the terms of any Permitted Credit Facility Debt, within 270 days of the date of the Asset Sale that causes accumulated Excess Proceeds to exceed $50,000,000, make and complete an Offer to Purchase Notes having a principal amount equal to
                    (A) accumulated Excess Proceeds, less costs of the Offer to Purchase, multiplied by
                    (B) a fraction (1) the numerator of which is equal to the Outstanding principal amount of the Notes and (2) the denominator of which is equal to the sum of the Outstanding principal amount of the Notes and all Debt secured by Liens on the Collateral of the same priority as the Liens securing the Notes similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount (including any PIK Interest) plus accrued interest to, but excluding, the date of purchase. If the Offer to Purchase is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and the related PIK Interest in multiples of $1.00) will be purchased. Upon completion of the Offer to Purchase, the amount of the Excess Proceeds will be reset at zero, and any previously deemed Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

          (b) The Company will comply with Section 14(e) under the Exchange Act and all securities laws, rules, regulations and other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
          (c) Pending the application of any such Excess Proceeds, the Company or such Restricted Subsidiary may use such Excess Proceeds to temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Excess Proceeds in cash or Cash Equivalents. The provisions relating to the Company’s obligation to make an Offer to Purchase the Notes as described above may be waived or amended as described in Section 9.02.
     Section 4.10 Limitation on Affiliate Transactions.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into, renew or extend any transaction or arrangement, including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable, taken as a whole, to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
          (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50,000,000 must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, unless there are no members of the Board of Directors of the Company that are disinterested in the subject matter of the transaction, in which case such transaction must be approved by a majority of the Board of Directors of the Company.
          (c) The foregoing paragraphs do not apply to
               (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;
               (ii) the payment of reasonable and customary regular fees to, and the reimbursement of expenses of, directors of the Company who are not employees of the Company;
               (iii) any Restricted Payments of a type permitted under Section 4.07(a);
               (iv) transactions or payments pursuant to any employee, officer or director compensation, benefit plans, collective bargaining agreement or other similar arrangements (including vacation, health, insurance, deferred compensation, retirement, savings, severance, change of control payments and incentive arrangements or other similar plans) entered into in the ordinary course of business;
               (v) transactions entered into as part of a Permitted Receivables Financing;

               (vi) transactions pursuant to any contract or agreement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;
               (vii) indemnification or similar arrangements (including director and officer liability insurance) for officers, directors, employees or agents of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, contractual or statutory provisions;
               (viii) any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or Restricted Subsidiaries, on the other hand;
               (ix) loans and advances to directors, employees or officers made in the ordinary course of business in compliance with applicable laws, provided that such loans and advances do not exceed $25,000,000 in the aggregate at any one time outstanding;
               (x) transactions with persons who are Affiliates of the Company solely as a result of the Company’s or a Restricted Subsidiary’s Investment in such Person;
               (xi) any transactions as to which the Company has obtained a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view; and
               (xii) any Specified Transaction.
     Section 4.11 Limitation on Liens.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.
          (b) If the Company or any Guarantor creates any additional Lien to secure any First-Priority Lien Obligations that is not at the time Collateral, it must concurrently grant a second priority Lien upon such asset as security for the Notes or Note Guaranty, such that the applicable asset becomes Collateral.
     Section 4.12 Repurchase of Notes upon a Change in Control.
          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) (or in amounts of $1.00 or whole multiples of $1.00 in excess thereof for PIK Interest amounts) of such Holder’s Notes pursuant to the offer described below (the “Offer to Purchase”) at an offer price in cash equal to 101% of the aggregate principal amount thereof (including any PIK Interest)

plus accrued and unpaid interest thereon to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control unless the Company has on or prior to such date given a notice to redeemed to the Trustee pursuant to Section 10.02 with respect to all Outstanding Notes, the Company will deliver, or at the Company’s request the Trustee will deliver, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice.
          (b) An Offer to Purchase must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The Offer to Purchase must specify a deadline for tendering Notes (the “Repurchase Deadline”) not fewer than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Repurchase Deadline. The Offer to Purchase shall contain instructions and materials necessary to enable holders to tender Notes pursuant to the offer in accordance with this Indenture.
          (c) Holders shall be entitled to withdraw Notes tendered up to the close of business on the Repurchase Deadline. On the Purchase Date, the Company will, to the extent lawful and subject to any other conditions permitted pursuant to this Indenture, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Offer to Purchase, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (which deposit may occur prior to the Purchase Date), and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Note equal in principal amount (including any PIK Interest) to any unpurchased portion of the Notes surrendered, if any; provided that each such Note will be in a principal amount of $1,000 or an integral multiple thereof (or in amounts of $1.00 or whole multiples of $1.00 in excess thereof for PIK Interest amounts).
          (d) The Company will comply with Section 14(e) under the Exchange Act and all securities laws, rules, regulations and other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
          (e) The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements applicable to an Offer to Purchase upon a Change of Control.
          (f) Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

          (g) The provisions relating to the Company’s obligation to make an Offer to Purchase the Notes as a result of a Change of Control may be waived or amended as described in Section 9.02.
     Section 4.13 Limitation on Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
     Section 4.14 Limited Applicability of Covenants when Notes are Rated Investment-Grade.
          (a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”), by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.08, 4.09, 4.10 or 5.01(3) (the “Suspended Covenants”).
          (b) Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth in Section 4.07 following the Reversion Date (as defined below).
          (c) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.
          (d) On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(viii). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a), provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments.
For purposes of Section 4.09, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

Notwithstanding the foregoing, neither (i) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (ii) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder; provided that (1) the Company and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (2) the Company reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade.
     Section 4.15 Existence. Subject to Articles 4 and 5 of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each such Subsidiary and the material rights (whether pursuant to charter or statute), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required by this Section 4.15 to preserve any such right, license or franchise, or (except in the case of the Company) existence, if the Company shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.
     Section 4.16 Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
     Section 4.17 Maintenance of Properties and Insurance. The Company will cause all material assets necessary in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.17 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such assets or disposing or abandoning of any of them, if such discontinuance, disposal or abandonment is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

     The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain (either in the Company’s name or in such Subsidiary’s own name) insurance on all their respective properties consistent with the insurance maintained on the Issue Date or otherwise in at least such amounts (with no materially greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute owning similar properties in such area and engaged in the same or a similar business, in either case, to the extent available to the Company and its Restricted Subsidiaries on commercially reasonable terms, provided that the Company and its Subsidiaries may self-insure to the extent consistent with prudent business practices.
     Section 4.18 Additional Guarantors. If (a) the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or (b) any Wholly Owned Domestic Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, such Wholly Owned Domestic Restricted Subsidiary must provide a Note Guaranty within 30 days after such acquisition or creation or after the date on which such Subsidiary ceases to be an Excluded Subsidiary, as the case may be, by executing the Supplemental Indenture attached hereto as Exhibit B.
     Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Company may designate any Subsidiary other than a Designated Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:
               (i) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary (other than any Subsidiary of such Subsidiary that is also being designated to be an Unrestricted Subsidiary) or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary (other than any Subsidiary of such Subsidiary that is also being designated to be an Unrestricted Subsidiary);
               (ii) At the time of the designation, the Company’s or any Restricted Subsidiary’s Investment in the Subsidiary would be permitted under Section 4.07 as provided in clause (c)(i) below;
               (iii) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07;
               (iv) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.10; and
               (v) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.
Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).
          (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
               (ii) The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
          (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
               (i) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time; provided that Investments held by any Person prior to the time such Person becomes a Subsidiary that (A) are Permitted Investments, or (B) are made pursuant to Section 4.07(a) will not be deemed to be Investments at the time such Person becomes a Subsidiary and is designated an Unrestricted Subsidiary;
               (ii) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;
               (iii) all existing transactions between it and the Company or any Restricted Subsidiary not described in clauses (i) and (ii) above will be deemed entered into at that time;
               (iv) it is released at that time from its Note Guaranty (if any), and Liens on its assets securing its Note Guaranty (if any) are released; and
               (v) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.
          (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
               (i) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09;
               (ii) Investments therein previously taken into account as Restricted Payments under Section 4.07 will be credited thereunder at the lesser of the (A) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (B)

such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture;
               (iii) it may be required to issue a Note Guaranty pursuant to Section 4.18 and grant Liens on its assets pursuant to the Security Agreements; and
               (iv) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.
          (e) Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.
ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS
     Section 5.01 Consolidation, Merger or Sale of Assets by the Company. The Company will not
               (i) consolidate with or merge with or into any Person, or
               (ii) sell, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or
               (iii) permit any Person to merge with or into the Company
unless
               (1) either (x) the Company is the continuing or surviving Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, the Notes and the Security Agreements;
               (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
               (3) immediately after giving effect to the transaction on a pro forma basis, either (x) the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio set forth in the proviso to Section 4.06(a) or (y) the Fixed Charge Coverage Ratio of the Company or the resulting, surviving or transferee Person would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; and
               (4) the Company delivers to the trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;
provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) to any consolidation or merger if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of such consolidation or merger is to change the jurisdiction of incorporation of the Company.
     Section 5.02 Successor Company Substituted. Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the assets of the Company and its Subsidiaries, the predecessor company shall not be released from any of the obligations or covenants under this Indenture and the Notes, including with respect to the payment of the Notes.
     Section 5.03 Consolidation, Merger or Sale of Assets by a Guarantor.
          (a) No Guarantor may
               (i) consolidate with or merge with or into any Person, or
               (ii) sell, convey, transfer, lease or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
               (iii) permit any Person to merge with or into such Guarantor unless
               (1) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or that becomes a Guarantor concurrently with the transaction; or
               (2) (A) either (x) the Guarantor is the continuing or surviving Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guaranty, this Indenture and the Security Agreements; and
                    (B) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
               (3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by this Indenture.
          (b) Upon the consummation of any transaction effected in accordance with the provisions of Section 5.03(a), if the Guarantor is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture and the Notes with the same effect as if such successor Person had been named as the Guarantor in this Indenture. Upon consummation of a transaction under the provisions of Section 5.03(a), unless the successor is one or more of the Guarantor’s Subsidiaries, the Guarantor will be released from its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the assets of the Guarantor, the predecessor company shall not be released from any of the obligations or covenants under this Indenture and the Notes, including with respect to the payment of the Notes.
     Section 5.04 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.03, shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 or 5.03 complies with the applicable provisions of this Indenture.
ARTICLE 6
REMEDIES
     Section 6.01 Events of Default. Each of the following constitutes an “Event of Default”:
          (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
          (2) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
          (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.09 or Section 4.12, or the Company or any Guarantor fails to comply with Article 5;

          (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
          (5) there occurs with respect to any Debt of the Company or any of its Subsidiaries having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment at scheduled maturity and, in each case, such defaulted payment is not made, waived or extended within the applicable grace period;
          (6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50,000,000 (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
          (7) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
          (8) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “Bankruptcy Default”);
          (9) any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or
          (10) the Liens created by the Security Agreements shall at any time not constitute a valid and (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Agreements) perfected Lien on any material portion of the Collateral intended to be covered thereby other than in accordance with the terms of the relevant Security Agreement and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Agreements, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Agreement, any of the Security Agreements shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company or any Guarantor.
     Section 6.02 Acceleration. If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for (x) a failure to comply with any obligations that the Company may have or may be deemed to have pursuant to Section 314(a)(1) of the TIA or (y) the Company’s failure to comply with Section 4.04, will for the first 240 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum: equal to (i) 0.25% for the first 150 days after the occurrence of such failure (which 150th day will be the 90th day after written notice of such failure to comply is provided as set forth above) and (ii) 0.50% from the 151st day to, and including, the 240th day after the occurrence of such failure (“Additional Interest”). Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the Regular Record Date immediately preceding such Interest Payment Date. On the 241st day after such failure (if such violation is not cured or waived prior to such 241st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above. Unless the context requires otherwise, all references to “interest” contained herein shall be deemed to include Additional Interest.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Second Lien Collateral Agent or exercising any trust or power conferred on the Trustee or the Second Lien Collateral Agent under this Indenture or the Security Agreements. However, each of the Trustee and the Second Lien Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture or the Security Agreements, that may involve it in personal liability, or that it determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. Furthermore, the rights of the Second Lien Collateral Agent to exercise remedies with respect to the Collateral are subject in all respects to the Intercreditor Agreement, notwithstanding any directions received from the Holders of the Notes.
     Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Collateral, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, the Notes or the Security Agreements, unless:
          (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
          (2) Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture or as Second Lien Collateral Agent under the Security Agreements, as applicable;
          (3) Holders have offered to the Trustee (including in its capacity as Second Lien Collateral Agent) indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase) and the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder; provided that no Holder may institute any such suit (and shall promptly dismiss such suit upon request by the trustee or Holders of a majority in aggregate principal amount of the Notes), if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Lien of such Indenture upon any property subject to such Lien.
     Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal (including any PIK Interest), premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 7.08, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09 Trustee May File Proofs of Claim. Subject to any limitations set forth in the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, the same shall be paid out of any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of the Intercreditor Agreement, pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.08, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.
     Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 6.13 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.14 Waiver of Stay, Extension or Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
THE TRUSTEE
     Section 7.01 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); and (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03.
     Section 7.02 Notice of Defaults.
          (a) If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 10 days after it occurs, unless the Default has been cured.
          (b) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any event or of any Default (except default in the payment of monies to the Trustee which are required to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or a certificate which was in fact received), unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall receive from the Company or a Holder at the Corporate Trust Office written notice stating that the same has occurred and is continuing, specifying the same and referencing the Notes and this Indenture, and, in the absence of such knowledge or notice, the Trustee may conclusively assume that the same does not exist, except as aforesaid.
     Section 7.03 Certain Rights of Trustee. Subject to the provisions of Section 7.01:
          (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order thereof, and any resolution of any Person’s board of directors (or any committee thereof) shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;
          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer’s Certificates of the Company;
          (iv) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;
          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make further inquiry or investigation into such facts or matters, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during normal business hours;
          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (viii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
          (ix) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes willful misconduct, bad faith or negligence;
          (x) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
          (xi) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
          (xii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     Section 7.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.
     Section 7.05 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’ use of the proceeds from the Notes, it shall not be responsible for any statement in this Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 7.06 May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.09 and Section 7.14, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     Section 7.07 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 7.08 Compensation and Reimbursement. The Company and the Guarantors, jointly and severally, agree:
          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence or willful misconduct; and
          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense (including taxes, other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     The Company’s payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Bankruptcy Default, the expenses are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
     Section 7.09 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, within 90 days the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes, or a trustee under any other indenture between the Company and the Trustee.
     Section 7.10 Corporate Trustee Required; Eligibility.
          (a) There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.10 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.11 Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee (and the Company shall reimburse the resigning Trustee for any reasonable out-of-pocket expenses that it incurs in connection with any such petition).
          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee (and the Company shall reimburse the Trustee being removed for any reasonable out-of-pocket expenses that it incurs in connection with any such petition).
     If at any time:
               (i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
               (ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or
               (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
          (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.12, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.12, then, subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 7.12 Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.
          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
     Section 7.13 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
     Section 7.14 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).
     Section 7.15 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

ARTICLE 8
HOLDERS’ LIST AND REPORTS BY TRUSTEE AND THE COMPANY
     Section 8.01 The Company to Furnish Trustee Names and Addresses of Holders; Stock Exchange Listing.
          (a) The Company will furnish or cause to be furnished to the Trustee
               (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.
          (b) The Company will promptly notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.
     Section 8.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Company, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.
          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.
          (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     Section 8.03 Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA, the Trustee shall, within 60 days after each March 1, following the Issue Date deliver to Holders a brief report, dated as of such March 1, which complies with the provisions of such Section 313(a). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the SEC to the extent permitted or required by the SEC and with the Company.
ARTICLE 9
AMENDMENT, SUPPLEMENT OR WAIVER
     Section 9.01 Without Consent of the Holders. The Company and the Trustee (including in its capacity as Second Lien Collateral Agent) may amend or supplement this Indenture, the Notes or the Security Agreements without notice to or the consent of any Holder:
          (1) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes or the Security Agreements;
          (2) to comply with Article 5;
          (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;
          (4) to evidence and provide for the acceptance of an appointment by a successor Trustee or Second Lien Collateral Agent;
          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;
          (7) to add to the covenants of the Company or its Restricted Subsidiaries, as applicable, for the benefit of the Holders of such Notes or to surrender any right or power conferred upon the Company or its Restricted Subsidiaries by this Indenture; or
          (8) to make any other change that does not adversely affect the rights of any Holder.
     Section 9.02 With Consent of Holders.

          (a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture, the Notes and, subject to the Intercreditor Agreement, the Security Agreements with the written consent of the Holders of a majority in principal amount of the Outstanding Notes and the Holders of a majority in principal amount of the Outstanding Notes may waive future compliance by the Company with any provision of this Indenture, the Notes or the Security Agreements, in each case, including consents or waivers obtained in connection with a tender offer or exchange offer for the Notes.
          (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
               (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;
               (2) reduce the rate of or change the Interest Payment Date of any interest payment on any Note;
               (3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;
               (4) after the time an Offer to Purchase is required to have been made, reduce the Change of Control Payment, or extend the latest expiration date or Purchase Date thereunder;
               (5) make any Note payable in money other than that stated in the Note;
               (6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;
               (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;
               (8) subordinate any Notes to any other obligation of the Company or subordinate any Note Guaranty to any other obligation of the applicable Guarantor;
               (9) release all or substantially all of the Collateral, except as permitted by this Indenture; or
               (10) make any change in any Note Guaranty that would adversely affect the Holders.

          (c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.
     Section 9.03 Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be given, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms (subject to customary exceptions).
     Section 9.04 Revocation and Effect of Consents.
          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.
          (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b). In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note.
     Section 9.05 Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.
     Section 9.06 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder to deliver its Note to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific written direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
ARTICLE 10
REDEMPTION OF NOTES
     Section 10.01 Right of Redemption. (a) Except as otherwise provided below, the Notes will not be redeemable at the option of the Company before October 1, 2013.
     (b) At any time and from time to time on or after October 1, 2013, the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount (including any increase in the principal amount reflecting PIK Interest) plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).
     (c) At any time and from time to time prior to October 1, 2012, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a Redemption Price equal to      %1 of the principal amount (including any increase in the principal amount reflecting PIK Interest) plus accrued and unpaid interest to, but excluding, the Redemption Date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, provided that
          (1) in each case the redemption takes place not later than 120 days after the closing of the related Equity Offering, and
          (2) not less than 65% of the original aggregate principal amount of the Notes offered on the Issue Date remains outstanding immediately thereafter.
     (d) At any time and from time to time prior to October 1, 2013, upon not less than 30 nor more than 60 days’ notice, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium (defined below), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
     “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

[1]	Par plus coupon (including PIK)

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note on October 1, 2013 (as stated in Section 10.01(b)), plus (ii) all required interest payments due on such Note through October 1, 2013 (excluding accrued but unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
     Section 10.02 Applicability of Article. Redemption or purchase of Notes as permitted by Section 10.01 shall be made in accordance with this Article 10.
     Section 10.03 Election to Redeem; Notice to Trustee. In case of any redemption of the Notes at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.
     Section 10.04 Selection by Trustee of Notes to Be Redeemed. If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date, and, commencing on the Redemption Date, Notes redeemed will cease to accrue interest.
          (a) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof (including any PIK Interest) to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof (or in amounts of $1.00 or whole multiples of $1.00 in excess thereof for PIK Interest amounts); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
          (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal (including any PIK Interest) of such Note that has been or is to be redeemed.
     Section 10.05 Notice of Redemption.

          (a) Notice of redemption or purchase as provided in Section 10.01 shall be deemed to have been given upon the delivery of such notice to each Holder of Notes to be redeemed not fewer than 30 nor more than 60 days prior to the Redemption Date.
     Any such notice shall state:
               (i) the expected Redemption Date,
               (ii) the Redemption Price,
               (iii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed,
               (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,
               (v) the place or places where such Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agent or Paying Agents,
               (vi) the CUSIP and other security identification numbers, if any, subject to Section 3.11 hereof, and
               (vii) the provision of this Indenture pursuant to which the Notes are to be redeemed.
Redemption may be subject to one or more conditions precedent.
          (b) Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the written request of the Company delivered at least five Business Days prior to the date proposed for the delivery of such notice (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company; provided that such notice to the Trustee may be revoked by the Company by written notice delivered to the Trustee prior to the date proposed for the delivery of the notice of such redemption to the Holders.
          (c) The notice if delivered in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 10.06 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.
     Section 10.07 Notes Payable on Redemption Date.
          (a) Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Company shall default in the payment of the Redemption Price or any Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.
          (b) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.06, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of, and subject to the last sentence of Section 10.07(a), any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).
     Section 10.08 Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note (including any PIK Interest with respect to such Note) so surrendered.
ARTICLE 11
SATISFACTION AND DISCHARGE
     Section 11.01 Satisfaction and Discharge of Indenture.

          (a) This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
               (i) either
                    (A) all Notes theretofore authenticated and delivered (other than (y) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, and (z) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee cancelled or for cancellation; or
                    (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation
                         (x) have become due and payable, or
                         (y) will become due and payable at their Stated Maturity within one year, or
                         (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,
               (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;
               (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and
               (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii));
          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 11.01(a), the obligations of the Trustee under Section 11.02, shall survive such satisfaction and discharge.
     Section 11.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.
ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE
     Section 12.01 Option of the Company to Effect Defeasance or Covenant Defeasance. The Company may at its option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12.
     Section 12.02 Legal Defeasance and Discharge. Upon the exercise by the Company under Section 12.01 of the option applicable to this Section 12.02, the Company shall be deemed to have been discharged from any and all Obligations with respect to all Outstanding Notes (and any Guarantor will be discharged from any and all Obligations in respect of its Note Guaranty) on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth in Section 12.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the obligations of the Company with respect to such Notes under Sections 1.06, 3.03, 3.04, 3.05, 3.06, 3.13, 4.01, 4.02, 4.03 and 12.05 hereof, and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 7.08 hereof, and the obligations of the Company in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof with respect to the Notes.

     Section 12.03 Covenant Defeasance. Upon the exercise by the Company under Section 12.01 of the option applicable to this Section 12.03, the Company shall be released from its obligations under the covenants contained in Sections 4.06 through Section 4.14, Section 4.18, and clause (3) of Section 5.01(a) hereof with respect to the Outstanding Notes and no Default under Section 6.01(3), (4), (5), (6), (9) and (10) shall thereafter constitute a Default or Event of Default on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or (4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
     Section 12.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes:
          (a) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal (including any PIK Interest) in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (i) the principal of, premium, if any, and accrued interest on the Notes when such payments are due in accordance with the terms of this Indenture and the Notes or (ii) in the case of Legal Defeasance, accrued interest on the Notes through a scheduled Redemption Date and the principal of, and premium on the Notes on such Redemption Date; provided that, at the time of deposit, the Company irrevocably authorizes the Trustee to issue a timely notice of redemption and to take such other steps reasonably requested by the Trustee to ensure that such redemption will be effectuated;
          (b) in the case of an election under Section 12.02, the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Company of its option under this Article 12 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or

Section 15 of the New York Debtor and Creditor Law or any comparable provision of applicable law;
          (c) in the case of an election under Section 12.03, the delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or any comparable provision of applicable law;
          (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;
          (e) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge;
          (f) the Company shall have delivered to the Trustee Officer’s Certificates stating that the deposit made by the Company pursuant to its election under Sections 12.02 or 12.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
          (g) the Company shall have delivered to the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 12.02 or the Covenant Defeasance under Section 12.03 (as the case may be) have been complied with as contemplated by this Section 12.04.
     Section 12.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
     Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 12.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including any PIK Interest) of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 12.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such amounts in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the amounts held by the Trustee or Paying Agent.

ARTICLE 13
NOTE GUARANTIES
     Section 13.01 The Guarantees. Subject to the provisions of this Article 13, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon repurchase following a Offer to Purchase or otherwise) of the principal of and premium, if any, and interest on, and all other amounts payable under, each Note provided for under this Indenture, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture, subject to the terms of the Intercreditor Agreement.
     Section 13.02 Guarantee Unconditional. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall, to the fullest extent permitted by law, not be released, discharged or otherwise affected by:
          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;
          (b) any modification or amendment of or supplement to this Indenture or any Note; provided that any such modification which increases the obligations of each Guarantor hereunder shall not be effective as to such Guarantor without its consent;
          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any Guarantor hereunder;
          (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;
          (e) the existence of any claim, set-off or other rights which the Guarantors may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
          (f) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, any Note or any Security Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

          (g) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 13.03 Discharge; Reinstatement. Except as otherwise provided by this Indenture, the Guarantors’ obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture shall have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     Section 13.04 Waiver by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 13.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 13, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that such Guarantor shall not enforce either (i) any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof or (ii) any right to receive payment, in the nature of contribution or for any other reason, from any other Guarantor with respect to such payment, in each case so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 13.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 13.07 Limits of Guarantees. Notwithstanding anything to the contrary in this Article 13, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article 13 shall be limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. In addition, each Guarantor and, by its acceptance of the Notes, each Holder hereby acknowledges that the rights and remedies of such Guarantor and Holders are subject to the terms of the Intercreditor Agreement.
     Section 13.08 Execution and Delivery of Note Guarantee. To evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B hereto) shall be executed on behalf of such Guarantor by one of its Officers.
     The signature of an Officer of a Guarantor on this Indenture shall bind such Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of any Note or did not hold such office at the date of such Note.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
     Section 13.09 Release of Note Guaranties.
          (a) A Guarantor shall be released from all of its obligations under its Note Guaranty, this Indenture, the Security Agreements (if applicable) and the Registration Rights Agreement (if applicable):
               (i) In connection with any sale or other disposition of all or substantially all of the assets, or all of the Capital Stock of that Guarantor (including by way of merger or consolidation), to a Person that is not (either before or after giving effect to such transaction) a Wholly-Owned Domestic Restricted Subsidiary of the Company (other than an Excluded Subsidiary), if such sale or disposition is in compliance with this Indenture;
               (ii) Upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the terms of this Indenture;
               (iii) Upon such Guarantor becoming an Excluded Subsidiary; provided, that if the applicable Subsidiary ceases to be an Excluded Subsidiary it shall again become a Guarantor pursuant to Section 4.18; or
               (iv) Discharge or defeasance of the Notes, as provided in Article 11 or Article 12;
and in each case the Company has delivered to the Trustee an Officer’s Certificate, stating that all conditions precedent herein relating to such release have been complied with and that such release is authorized and permitted hereunder.
          (b) If all of the conditions to release contained in this Section 13.09 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Note

Guaranty under this Article 13, the Security Agreements (if applicable) and the Registration Rights Agreement (if applicable).
ARTICLE 14
SECURITY INTEREST
     Section 14.01 Grant of Security Interest.
          (a) The Company’s and the Guarantors’ obligations to pay the principal (and premium, if any) and interest, including Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture and all other obligations of the Company and the Guarantors hereunder, under the Notes, the Note Guaranties and the Security Agreements shall be secured as provided in the Security Agreements.
          (b) The Company shall furnish to the Trustee opinions of counsel as required by the TIA with respect to indentures that are secured by the mortgage or pledge of property, including opinions of counsel required pursuant to Sections 314(b)(1) and 314(b)(2) of the TIA. The Company shall deliver to the Trustee copies of all documents delivered to the Second Lien Collateral Agent pursuant to the applicable Security Agreements, and will do, or cause to be done, all such acts and things as may be necessary or proper, or as may be required by the provisions of the applicable Security Agreements, to assure and confirm to the Trustee and the Second Lien Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.
          (c) Each Holder, by its acceptance of the Notes, consents and agrees to all of the terms and conditions of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral), and authorizes and directs the Second Lien Collateral Agent to enter into and perform its obligations, and exercise its rights under, the Security Agreements in accordance therewith; provided that if any provision of the Security Agreements limit qualify or conflict with the requirements of the TIA, the TIA will control.
          (d) In acting in its capacity as Second Lien Collateral Agent, the Trustee shall not be (i) deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Second Lien Collateral Agent to the extent that it acts in compliance with the terms and provisions of the Security Agreements and (ii) liable to the Holders for any action taken or omitted in compliance with the terms and provisions of the Security Agreements.
     Section 14.02 Release of Security Interest.
          (a) Upon the occurrence of any of the following events, the Company may, at its option, deliver to the Trustee an Officer’s Certificate (which shall set forth in reasonable detail such event and the Collateral subject to such event) requesting that the Second Lien Collateral Agent’s

Liens upon the Collateral subject to such event be released and upon the receipt of such Officer’s Certificate, the Trustee shall instruct the Second Lien Collateral Agent to release the Collateral subject to such event:
               (i) upon discharge or defeasance of the Notes as set forth in Article 11 or Article 12;
               (ii) upon payment in full of principal, interest and all other Obligations on the Notes;
               (iii) with the consent of the requisite Holders of the Notes in accordance with Section 9.02, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;
               (iv) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after the consummation of such sale, transfer or disposition) the Company or a Guarantor (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted by this Indenture;
               (v) upon the incurrence of Debt permitted by Section 4.06(b)(ix) to the extent required by the holder of such Debt;
               (vi) as required by the Intercreditor Agreement;
               (vii) with respect to the Second-Priority Liens securing the Note Guaranty of any Guarantor, upon the release of such Guarantor’s Note Guaranty in accordance this Indenture.
          (b) The release of the Second Lien Collateral Agent’s Liens in any part of the Collateral shall not be deemed to impair the any such Liens in other parts of the Collateral under this Indenture or the Security Agreements or be deemed to be in contravention of the provisions of this Indenture or of any Security Agreement if and to the extent such Liens in such part of the Collateral are released pursuant to the terms of this Indenture and the Security Agreements.
          (c) Whenever any part of or all of the Second Lien Collateral Agent’s Liens upon the Collateral are to be released pursuant to this Section 14.02 and the Security Agreements, the Trustee or the Second Lien Collateral Agent, as applicable shall, if necessary, execute any reasonable document or termination statement necessary to release such Liens. Nothing set forth in this Section 14.02 shall limit the automatic Lien release provisions of any Security Agreement.
     Section 14.03 Documents to be Delivered Prior to Release of Security Interest. To the extent applicable, the Company, the Guarantors and any other obligor hereunder shall comply with Section 314(d) of the TIA relating to the release of property from the Liens in favor of the Second Lien Collateral Agent pursuant to the Security Agreements. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company except in cases where Section 314(d)

requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.
     Section 14.04 Pledge of Additional Collateral. From and after the Issue Date and so long as the Notes are required to be secured under the terms of this Indenture, if (i) to the extent provided in the Security Agreement, material property (other than Excluded Property) is acquired by the Company or a Guarantor or (ii) property of the Company or a Guarantor that had constituted Excluded Property ceases to constitute Excluded Property, and in either case such property is not automatically subject to a perfected security interest under the Security Agreements, or (iii) if a Restricted Subsidiary becomes a Guarantor, then the Company or the applicable Guarantor will, as soon as practical after such property’s acquisition (or such property no longer constituting Excluded Property), grant a perfected security over such property (or, in the case of a new Guarantor, over all of its assets except Excluded Property) in favor of the Second Lien Collateral Agent on a second-priority Lien basis, and will deliver certain certificates, corporate documents and opinions in respect thereof as required by this Indenture and the Security Agreements.
     Section 14.05 Amendment to Security Agreements.
          (a) The Company and the Guarantors shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the Holders in any material respect except in the following circumstances:
               (i) to the extent permitted by the Intercreditor Agreement;
               (ii) to effectuate a release of any part of the Second Lien Collateral Agent’s Liens upon the Collateral in accordance with Section 14.02; or
               (iii) with the written consent of Holders of a majority of the principal amount of Outstanding Notes or without the consent of any Holder in accordance with Section 9.01.
          (b) Notwithstanding clause (a)(1), an amendment, waiver or consent granted by the Credit Facility Agent will not similarly modify the Security Agreements if it would have the effect of imposing additional duties or obligations on the Second Lien Collateral Agent (or that otherwise adversely affects the rights of the Second Lien Collateral Agent in its individual capacity) without its consent or permitted additional Liens on the Collateral that are not permitted under the terms of this Indenture.
     Section 14.06 Confirmation of Perfection of Second Lien Collateral Agent’s Liens. The Company and each of the Guarantors will deliver, to the extent required by the Security Agreements,

an Officers’ Certificate to the Trustee confirming that all of the security interests required by the Security Agreements have been perfected, not later than 60 days after the Issue Date.
     Section 14.07 Second Lien Collateral Agent.
          (a) The Bank of New York is appointed as Second Lien Collateral Agent for the benefit of the Holders of the Notes and shall initially act as Second Lien Collateral Agent under this Indenture and the Security Agreements.
          (b) Subject to the terms of the Intercreditor Agreement, the Second Lien Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes, all Liens on the Collateral.
          (c) For the avoidance of doubt, all of the rights, protections, benefits, privileges, indemnities and immunities granted to the Trustee hereunder shall inure to the benefit of the Second Lien Collateral Agent acting hereunder and under the Security Agreements.
     Section 14.08 Replacement of Second Lien Collateral Agent. The Second Lien Collateral Agent may resign or may be removed by the Company or Holders of a majority in aggregate principal amount of the Outstanding Notes as provided in the Security Agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

EASTMAN KODAK COMPANY
By:
Name:
Title:

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:
Name:
Title:

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL
CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER EDIT, INC.
LASER-PACIFIC MEDIA CORPORATION
PACIFIC VIDEO, INC.
PAKON, INC.
QUALEX INC.

By:
Name:
Title:

KODAK PHILIPPINES, LTD. NPEC INC.
By:
Name:
Title

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF NOTE]
EASTMAN KODAK COMPANY
% Senior Note due 2017

No.	[CUSIP/CINS] No.
$
     EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”, which term includes any successor Persons under the Indenture hereinafter referred to), for value received promises to pay to                                          or its registered assigns, the principal sum of                                          Dollars ($                    ) [or such other amount as indicated on the Schedule of Exchanges of Securities attached hereto]2, on October 1, 2017

Interest Rate:	% cash interest per annum and % PIK Interest (as defined below) per annum

Interest Payment Dates:	April 1 and October 1 of each year commencing April 1, 2010

Regular Record Dates:	March 15 and September 15 of each year
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[2]	To be included in any Global Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

EASTMAN KODAK COMPANY
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the     % Senior Notes due 2017 referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory
Dated:

[REVERSE SIDE OF NOTE]
EASTMAN KODAK COMPANY
% Senior Note due 2017
     (1) Principal and Interest. The Company agrees to pay the principal of this Note on October 1, 2017.
     The Company agrees to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of (x) % per annum entirely in cash (“Cash Interest”) and (y) % per annum in the form of PIK Interest (as defined below).
     Interest will be payable semiannually to the Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 1, 2010.
     Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September  , 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of cash interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.
     “PIK Interest” is interest paid by increasing the principal amount of each Note. On the Issue Date of the Notes, each Note will have a principal amount of $1,000, with the principal amount of each Note to be increased on each subsequent Interest Payment Date by the amount of PIK Interest. PIK Interest will be paid by adding an amount equal to the amount of accrued and unpaid interest for such interest period to the principal amount that is denominated in each Note immediately prior to the payment of such PIK interest on the Interest Payment Date for such PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear Cash Interest and PIK Interest on such increased principal amount of the Notes from and after the date of such Interest Payment Date. Unless the context otherwise requires, the principal amount of the Notes at any time will include all interest that has theretofore been added to the principal thereon as a result of PIK Interest.
     (2) Method of Payment. The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each April 1 and October 1, beginning April 1, 2010 to the Persons who are Holders (as reflected in the Register at the close of business on the March 15 and September 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal at the Stated Maturity, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after October 1,

2017. Payments (including principal (including PIK Interest), premium, if any, and interest) in respect of the Notes shall be subject to all applicable withholding taxes.
     The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments (including principal, premium, if any, and interest) in respect of the Notes represented by the Global Notes, the Holders of which have given wire transfer instructions on or prior to the relevant Record Date, shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Company will make all payments of principal, premium, if any, and interest at the office or agency maintained by the Company for such purposes or, at the Company’s option, by mailing a check to each such Holder’s registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.
     (4) Indenture; Limitations. The Company issued the Notes under an Indenture dated as of September     , 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
     The Notes are senior obligations of the Company, which are secured by the Security Agreements. The Indenture limits the initial aggregate principal amount of the Notes to $ ,000,000, which will be increased by PIK Interest.
     (5) Optional Redemption. (a) Except as otherwise provided below, the Notes will not be redeemable at the option of the Company before October 1, 2013.
     (b) At any time and from time to time on or after October 1, 2013, the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount (including any increase in the principal amount reflecting PIK Interest) plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).
     (c) At any time and from time to time prior to October 1, 2012, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a Redemption Price equal to      % of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, provided that
          (1) in each case the redemption takes place not later than 120 days after the closing of the related Equity Offering, and
          (2) not less than 65% of the original aggregate principal amount of the Notes offered on the Issue Date remains outstanding immediately thereafter.
     (d) At any time and from time to time prior to October 1, 2013, upon not less than 30 nor more than 60 days’ notice, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes (including any increase in the principal amount reflecting PIK Interest) redeemed plus the Applicable Premium (defined below), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
          (1) 1.0% of the principal amount of such Note; and
          (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note on October 1, 2013 (as stated in Section 5(b) above), plus (ii) all required interest payments due on such Note through October 1, 2013 (excluding accrued but unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
     (e) If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof (or in amounts of $1.00 or whole multiples of $1.00 in excess thereof for PIK Interest amounts). Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date, and, commencing on the Redemption Date, Notes redeemed will cease to accrue interest.
     (f) Notices of redemption shall be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Redemption may be subject to one or more conditions precedent. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

     (6) Repurchase upon a Change in Control and Sale of Assets. Upon the occurrence of (a) a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to, but excluding, the date of purchase and (b) an Asset Sale, the Company may be obligated to make an offer to purchase on a pro rata basis from the Holders the Notes with the Excess Proceeds of such Asset Sales at a purchase price equal to 100% of the principal amount of such Notes plus accrued interest to, but excluding, the date of purchase.
     (7) Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $2,000 and any integral multiples of $1,000 (or in amounts of $1.00 or whole multiples of $1.00 in excess thereof for PIK Interest amounts). A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
     (8) Persons Deemed Owners. A Holder as reflected in the Register may be treated as the owner of a Note for all purposes by the Trustee, the Company and the Guarantors.
     (9) Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
     (10) Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to redemption or maturity, the Company will be discharged from certain covenants all as set forth in the Indenture.
     (11) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders or a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend the Indenture or the Notes to the extent set forth in the Indenture.
     (12) Restrictive Covenants. The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Debt; (ii) Restricted Payments; (iii) distributions from Restricted Subsidiaries; (iv) sales of assets; (v) transactions with Affiliates; (vi) Liens; (vii) repurchase of Notes upon a Change in Control; (viii) Guarantees; and (ix) consolidation, merger and sale of assets. Within 90 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

     (13) Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.
     (14) Remedies for Events of Default. If an Event of Default (other than a Bankruptcy Default) occurs and is continuing under this Indenture, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If a Bankruptcy Default occurs, the principal of, premium, if any, and accrued interest on the Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for (x) a failure to comply with any obligations that the Company may have or may be deemed to have pursuant to Section 314(a)(1) of the TIA or (y) the Company’s failure to comply with Section 4.04 of the Indenture, will for the first 240 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum: equal to (i) 0.25% for the first 150 days after the occurrence of such failure (which 150th day will be the 90th day after written notice of such failure to comply is provided as set forth above) and (ii) 0.50% from the 151st day to, and including, the 240th day after the occurrence of such failure (“Additional Interest”). Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the Regular Record Date immediately preceding such Interest Payment Date. On the 241st day after such failure (if such violation is not cured or waived prior to such 241st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above. Unless the context requires otherwise, all references to “interest” contained herein shall be deemed to include Additional Interest.
     Holders may not enforce the Indenture, the Notes or the Note Guaranties except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture, the Notes or the Note Guaranties. The Holders of at least a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in the exercise of any trust or power in accordance with the terms of the Indenture.

     (15) Note Guaranties. Each Guarantor irrevocably and unconditionally guarantees, jointly and severally, on a senior basis, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon repurchase following an Offer to Purchase or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, this Note provided for under the Indenture, and the full and punctual payment of all other amounts payable by the Company under the Indenture; provided that, notwithstanding anything to the contrary herein, the aggregate amount of the Obligations guaranteed under the Indenture by any Guarantor shall be limited in amount to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under the applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law.
     (16) Additional Guarantees. If (a) the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or (b) any Wholly Owned Domestic Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, such Wholly Owned Domestic Restricted Subsidiary must provide a Note Guaranty within 30 days after such acquisition or creation or after the date on which such Subsidiary ceases to be an Excluded Subsidiary, as the case may be, by executing a supplemental indenture.
     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.
     (18) Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note.
     (19) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), COST
(= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
     (20) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction is required thereby.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 343 State Street, Rochester, New York 14650, Attention: General Counsel.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Indenture, check the box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:
     $
     Date:
     Your Signature:
     (Sign exactly as your name appears on the other side of this Note)
     Signature Guarantee:
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES
     The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Principal amount of this
	Amount of decrease in	Amount of increase in	Global Note following
	principal amount of this	principal amount of this	such decrease (or	Signature of authorized
Date of Exchange	Global Note	Global Note	increase)	officer of Trustee

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of ______, ___
among
EASTMAN KODAK COMPANY,
as Company
[GUARANTORS]
and
THE BANK OF NEW YORK MELLON,
as Trustee
% Senior Notes due 2017

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of ______, ___, among EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”) [INSERT EACH GUARANTOR EXECUTING THIS SUPPLEMENTAL INDENTURE AND ITS JURISDICTION OF INCORPORATION] (each an “Undersigned”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of September     , 2009 (the “Indenture”), relating to the Company’s      % Senior Notes due 2017 (the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed, subject to certain exceptions, pursuant to Section 4.18 of the Indenture to cause any Domestic Restricted Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) to provide Note Guaranties.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

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     IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

EASTMAN KODAK COMPANY
By:
Name:
Title:

[GUARANTORS]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

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EXHIBIT C
RESTRICTED LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E
OID LEGEND
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE TREASURER OF EASTMAN KODAK COMPANY AT 343 STATE STREET, ROCHESTER, NEW YORK 14650, (FACSIMILE: (585) 724-5174)

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EXHIBIT F
SECOND LIEN LEGEND
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO THE SECOND LIEN COLLATERAL AGENT, FOR THE BENEFIT OF THE HOLDERS, PURSUANT TO THIS AGREEMENT AND THE SECURITY AGREEMENTS AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECOND LIEN COLLATERAL AGENT, FOR THE BENEFIT OF THE HOLDERS, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS INDENTURE OR THE SECURITY AGREEMENTS, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

F-1

EXHIBIT G
Rule 144A Certificate
                                        ,
The Bank of New York
101 Barclay Street, 8W
New York, New York, 10286
Attention: Corporation Trust Administration

Re:	EASTMAN KODAK COMPANY Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) Dated as of September , 2009
Ladies and Gentlemen:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐	A. Our proposed purchase of $ ___ principal amount of Notes issued under the Indenture.

☐	B. Our proposed exchange of $ ___ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___, 20___, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

G-1

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
     Date:

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